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Exhibit 99.1

CONTACT:
Heather A. Rollo                                                                                                                                                                    Richard Land, Dave Jacoby
Chief Financial Officer                                                                                                                                                                 Jaffoni & Collins Incorporated
702/263-2583                                                                                                                                                                      212/835-8500 or pgic@jcir.com

PROGRESSIVE GAMING REPORTS 2008 THIRD QUARTER FINANCIAL RESULTS

LAS VEGAS, NV – November 18, 2008 - Progressive Gaming International Corporation® (NASDAQ: PGIC) (“the Company”), a leading provider of diversified technology and system solutions used in the gaming industry worldwide, today reported results for the three and nine month periods ended September 30, 2008.

Third Quarter Financial Review

Systems revenues were $13.7 million for the three-month period ended September 30, 2008.  Systems revenues for the three-month period ended September 30, 2007 were $18.3 million.  The decline in systems revenues reflects a deferral of a significant number of installations expected to occur in the third quarter of 2008 as a result of delays in casino expansions and more cautious capital spending by customers.

The Company reported a loss of $63.6 million, or $8.12 per diluted share, inclusive of a non-cash asset impairment charge of $43.8 million, or $5.59 per diluted share, related to the Company’s review of goodwill and long-lived assets, a non-cash charge of $6.7 million, or $0.86 per diluted share, related to fair value adjustments for financing transactions during the third quarter 2008 period, restructuring charges of $3.5 million or $0.44 million per diluted share, for severance costs incurred as a result of an organizational restructuring and $1.7 million or $0.22 per share for reserves net of the reversal of certain accruals for tradeshows and bonuses.  Excluding these items, Progressive Gaming reported an adjusted net loss of $1.01 per diluted share, in the third quarter of 2008 compared to an adjusted net loss of $0.83 per diluted share, in the third quarter of 2007.  Net loss per diluted share (including discontinued operations) was $8.12 for the quarter ended September 30, 2008 compared to $8.29 for the quarter ended September 30, 2007.    Reflecting the one for eight reverse stock split effected on September 15, 2008, there were approximately 7.8 million and 4.8 million weighted average shares outstanding in the September 2008 and September 2007 quarterly periods, respectively (all per share amounts have been adjusted to reflect this split).

Progressive Gaming’s slot management systems installed base as of September 30, 2008 was 85,423, representing year-over-year growth of 19%, or 13,701 systems, and quarterly sequential growth of 626 systems.  The Company’s installed base of table management systems as of September 30, 2008 was 6,969, representing year-over-year growth of 43%, or 2,095 systems and quarterly sequential growth of 90 table management systems.  As noted above, the lower than historical level of quarterly slot and table management systems installations reflect the deferral of several systems installations that were anticipated to occur in the third quarter of 2008 as customers have recently been more cautious on capital outlays.

Summary of Systems Placements:

	As of 9/30/2008	As of 9/30/2007	% Change	As of 6/30/2008	% Change
Slot Management	85,423	71,722	19%	84,797	1%
Table Management	6,969	4,874	43%	6,879	1%

Progressive Gaming International Corporation’s President and Chief Executive Officer, Terrance W. Oliver, commented, “Progressive Gaming continues to proactively address a challenging operating environment and several other factors that are impacting our financial results.  Given the current economic environment, and in consideration of a number of systems installations agreements that remain effective but have been delayed, we recently implemented a significant re-alignment of the Company that has streamlined our operating structure.  Cost reduction measures undertaken late in the third quarter and continuing into the fourth quarter have eliminated approximately $13 - $15 million in total annualized cost of sales, selling general and administrative and research and development expenses, the full benefit of which is expected to be realized in fiscal 2009.  Importantly, these cost reductions were effected in a manner that we believe does not impair the Company’s ability to meet all of the installation requirements currently in our pipeline or planned forecasts.

“We believe Progressive Gaming’s systems applications have an established track record of success in generating attractive returns on investment for our customers as they help to generate higher revenues at attractive price points.  As such, we believe our technologies continue to provide casino operators with viable options to improve their casino floor performance as evidenced by the progress we continue to achieve in the rollout of our Casinolink Jackpot System module in Nevada and in securing new contracts that are expected to be implemented in the next several quarters including a full roll-out of our RFID suite of products in California and Europe, and new contracts for slot and table management systems installations in Asia.

Mr. Oliver concluded, “Last month the Board of Directors of the Company initiated a review of strategic alternatives aimed at enhancing shareholder value.  This process is ongoing and we look forward to reporting our progress on this initiative in the near future.  We also continue to work with our lenders regarding our non-compliance with the third quarter 2008 financial covenants under our senior credit facility and convertible note agreement.  On November 7, 2008, our senior lender issued an acceleration notice for our senior secured revolving credit facility and term loan.  On November 17, we executed a forbearance letter which provides for forbearance on a day-to-day basis until November 21 while the Company works on strategic alternatives including a potential sale of the company.  Our senior lenders have the right to cancel the forbearance at their sole discretion.”

Third Quarter 2008 Financial Review

Revenues

Revenues in the third quarter of 2008 were approximately $13.7 million compared to revenues (adjusted for the impact of discontinued operations) of $18.3 million in the third quarter of 2007.

During the third quarter of 2008 the Company’s system installed base growth reflected 626 installations of slot management systems and 90 installations of table management systems, all of which are expected to contribute to the Company’s recurring revenue base going forward.  Slot and table game division revenues are included in the results of discontinued operations.

Gross Margins

Gross margins were 44% in the third quarter of 2008, reflecting the impact of lower levels of revenues in the period and the impact of the write down of $0.5 million of inventory related to products no longer being offered by the Company.

SG&A and R&D Expenses

Third quarter 2008 selling, general and administrative and research and development expenses (“SG&A and R&D”) (excluding depreciation and amortization) were approximately $12.4 million, including approximately $2.7 million in bad debt reserves, and $0.8 million in non-cash stock compensation expense, partially offset by a reversal of an accrual of $1.2 million related to trade show and bonus cancellations.  This compares to second quarter of 2008 expenses of $10.8 million that included approximately $0.8 million in non-cash stock compensation expense.

Interest Expense

Net interest expense for the third quarter of 2008 was $1.4 million compared to $2.4 million in the third quarter of 2007.

EBITDA and Adjusted EBITDA

Adjusted EBITDA was $(3.7) million compared to $1.3 million in the third quarter of 2007.
EBITDA is earnings before interest, taxes, depreciation and amortization.  EBITDA is presented solely as a supplemental disclosure because management believes that it is a widely used measure of operating performance in the gaming supplier industry.

Adjusted EBITDA

Adjusted EBITDA is defined as operating income before depreciation and amortization, non-cash stock-based compensation and other one-time charges as noted in the table below.

	Three Months Ended September 30, 2008	Three Months Ended September 30, 2007
Reconciliation of Loss from Continuing Operations to Adjusted EBITDA
Loss from Continuing Operations	$(63,591)	$(4,739)

Income Tax Provision / (Benefit)	35	-
Interest	1,389	2,431
Depreciation and Amortization	1,876	1,942
Share-Based Compensation	923	856
Charges Associated Financing	6,742	-
Asset Impairment Charges	43,755	-
Reserves & Other Charges, net of accrual reserves	1,686	-
Restructuring Charges	3,465	-
Loss on Early Retirement of Debt	-	783

Adjusted EBITDA	$(3,720)	$1,273

Adjusted Loss Per Share
Adjusted Loss Per Share is defined as Loss Per Share from continuing operations before costs associated with loans / notes payable, legal settlements and other non-recurring charges.

	Three Months Ended September 30, 2008	Three Months Ended September 30, 2007
Reconciliation of Earnings Per Share from continuing operations to Adjusted Earnings Per Share from continuing operations
Earnings Per share from continuing operations	(8.12)	(0.99)

Charges Associated with Financing	0.86	-
Asset Impairment Charges	5.59	-
Reserves & Other Charges, net of accrual reserves	0.22	-
Restructuring Charges	0.44	-
Loss on Early Retirement of Debt	-	783

	(1.01)	(0.83)

About Progressive Gaming

Progressive Gaming is a provider of enterprise gaming solutions and supplier of integrated casino and jackpot management systems for the gaming industry worldwide.  This technology is widely used to enhance casino operations and drive greater revenues for existing products.  Progressive Gaming is unique in the industry in offering casino management and progressive systems in a modular yet integrated solution.  Products include multiple forms of regulated wagering solutions in wired, wireless and mobile formats.  There are Progressive Gaming products in over 1,000 casinos throughout the world. For further information, visit www.progressivegaming.net.

©2008 Progressive Gaming International Corporation®. All rights reserved.

This release contains forward-looking statements, including statements regarding references to the Company’s efforts to address matters impacting its financial results, the Company’s cost reduction measures, the Company’s ability to meet future installation requirements, anticipated new roll-outs of Casino Jackpot Station, anticipated expansion of RFID in California and Europe, the timing and benefits from new contracts for slot and table management installations in Asia, the expected benefits to be realized by the Company’s customers as a result of its products,  the progress of the Company’s review of strategic alternatives and ongoing discussions among the Company and its lenders regarding non-compliance with debt covenants and the forbearance of the acceleration of the Company’s obligations under its senior credit facility and convertible note agreement.  Such statements are subject to certain risks and uncertainties, and actual circumstances, events or results may differ materially from those projected in such forward-looking statements.  Factors that could cause or contribute to differences include, but are not limited to, risks related to a continued decline in the Company’s operating environment and the markets for the Company’s products, the Company’s inability to maintain sufficient employees necessary to satisfy its contractual obligations, delays in the approval, introduction, installation and customer acceptance of existing and new products, the risk that additional capital for working capital needs may not be available to the Company on favorable terms, or at all, the risk that the Company may be unable to negotiate or execute on strategic alternatives on favorable terms, or at all, the risk that the Company’s lenders may terminate the forbearance on acceleration of the Company’s obligations under its senior credit facility and convertible note agreement, the risk that markets for the Company’s products are not as large as the Company anticipates or that competing products may reduce demand for the Company’s products, the risk that the Company may not realize expected annual savings from certain cost reduction initiatives, the risk that regulatory approvals may not be obtained when expected, or at all, the status of rights licensed from content providers, risks related to the Company's ability to enforce and develop its intellectual property rights, including rights licensed from third parties, the risk that patents may exist of which the Company is not aware, or that existing patents may provide benefits to third parties beyond those anticipated by the Company, the Company's ability to meet its capital requirements, relationships with casino operators, the overall industry environment, customer acceptance of the Company's new products, further approvals of regulatory authorities, adverse court rulings, production and/or quality control problems, the denial, suspension or revocation of privileged operating licenses by governmental authorities, competitive pressures and general economic conditions as well as the Company's debt service obligations.  For a discussion of these and other factors which may cause actual events or results to differ from those projected, please refer to the Company's most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as other subsequent filings with the Securities and Exchange Commission.  The Company cautions readers not to place undue reliance on any forward-looking statements.  The Company does not undertake, and specifically disclaims any obligation, to update or revise any forward-looking statements to reflect new circumstances or anticipated or unanticipated events or circumstances.

PROGRESSIVE GAMING INTERNATIONAL CORPORATION
CONDESNED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Amounts in thousands, except per share amounts)	2008	2007	2008	2007
Revenues	$13,684	$18,324	$46,962	$51,874
Cost of revenues	7,608	8,190	23,501	23,841
Gross profit	6,076	10,134	23,461	28,033
Selling, general and administrative expense	10,577	7,276	27,032	22,860
Research and development	1,828	2,441	8,083	7,028
Depreciation and amortization	1,876	1,942	5,623	5,481
Restructuring charges	3,465	—	3,901	—
Asset impairment charges	43,755	—	43,755	—
Total operating expenses	61,501	11,659	88,394	35,369
Operating loss	(55,425)	(1,525)	(64,933)	(7,336)
Interest expense, net	(1,389)	(2,431)	(3,420)	(8,978)
Mark- to- market (losses) gains	(1,011)	—	(1,011)	—
Fair value of debt issued in excess of proceeds	(5,731)	—	(5,731)	—
Loss on early retirement of debt	—	(783)	—	(783)
Loss from continuing operations before income taxes	(63,556)	(4,739)	(75,095)	(17,097)
Income tax benefit	(35)	—	462	—
Loss from continuing operations, net of tax	(63,591)	(4,739)	(74,633)	(17,097)
Loss from discontinued operations, net of tax	—	(34,998)	(1,638)	(65,602)
Net loss	$(63,591)	$(39,737)	$(76,271)	$(82,699)
Weighted average common shares:
Basic	7,830	4,792	7,779	4,502
Diluted	7,830	4,792	7,779	4,502
Basic and diluted loss per share:
Loss from continuing operations	$(8.12)	$(0.99)	$(9.59)	$(3.80)
Loss from discontinued operations	—	(7.30)	(0.21)	(14.57)
Net loss	$(8.12)	$(8.29)	$(9.80)	$(18.37)

PROGRESSIVE GAMING INTERNATIONAL CORPORATION
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
(amounts in thousands, except share and per share amounts)	2008	2007
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$3,592	$19,063
Restricted cash	475	—
Accounts receivable, net of allowance for doubtful accounts of $3,465 and $942	11,557	21,360
Current portion of contract sales and notes receivable, net of allowance for doubtful accounts of $383 and $472	1,899	829
Inventories, net of reserves of $1,252 and $768	7,178	6,576
Prepaid expenses	4,268	1,643
Current assets of discontinued operations	—	680
Total current assets	28,969	50,151
Contract sales and notes receivable	1,758	—
Property and equipment, net	4,099	3,893
Intangible assets, net	7,120	25,646
Goodwill	14,698	42,373
Noncurrent assets of discontinued operations	—	2,131
Other assets	7,170	9,715
Total assets	$63,814	$133,909
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$7,546	$6,234
Customer deposits	939	1,403
Current portion of long-term debt and other liabilities, net of unamortized discount of $3,212 and $148	28,576	29,852
Accrued liabilities	8,425	11,305
Deferred revenues and license fees	2,620	2,416
Current liabilities of discontinued operations	3,314	3,695
Total current liabilities	51,420	54,905
Other long-term liabilities	8,806	6,290
Noncurrent liabilities of discontinued operations	996	1,175
Deferred tax liability	—	588
Total liabilities	61,222	62,958
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.10 par value, 5,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.10 par value, 12,500,000 and 100,000,000 shares authorized and 7,895,331 and 61,993,509 shares issued and outstanding	790	6,199
Additional paid-in capital	323,399	306,879
Other comprehensive income	1,658	4,734
Accumulated deficit	(321,309)	(245,038)
Subtotal	4,538	72,774
Less treasury stock, 59,203 and 317,174 shares, at cost	(1,946)	(1,823)
Total stockholders’ equity	2,592	70,951
Total liabilities and stockholders’ equity	$63,814	$133,909